Exhibit 99.1

BioTime Initiates Clinical Development Program for HyStem®-Rx as a Cell Delivery Device for Reconstructive Surgery and Other Cell-Based Therapies

ALAMEDA, Calif.--(BUSINESS WIRE)--May 3, 2011--BioTime, Inc. (NYSE Amex:BTX) announced today that it has elected to seek regulatory approval of HyStem®-Rx as an implantable cell delivery vehicle that can be used to significantly improve outcomes in reconstructive surgery and potentially a wide array of other cell-based therapies. Such applications may include numerous cell transplant procedures currently being developed in which a patient’s own adult stem cells are utilized. Similarly, once newer cell replacement products derived from human embryonic stem (hES) cells and induced pluripotent stem (iPS) cells become available for medical use, HyStem®-Rx may provide the best means of implanting those cells in patients. Filing for regulatory approval of HyStem®-Rx as a medical device in Europe may begin within approximately 14 months, which is the estimated time for completing non-clinical studies and performing manufacturing and assay validations. Regulatory approval may take as few as two years, after which the product may be sold for use in existing cell transplant therapies.

HyStem®-Rx is a biocompatible hydrogel that mimics the extracellular matrix in which cells reside. As an injectable product, HyStem®-Rx may address an immediate need in cosmetic and reconstructive surgery and other procedures by improving the process of transplanting adipose (fat) cells or other adult stem cells. Adult stem cell types such as adipose stem cells obtained from a patient through liposuction can be transplanted back into the same patient in another location in the body, without the risk of rejection associated with the transplant of donor tissues. However, the transplantation of cells without the molecular matrix in which cells normally reside often leads to widespread cell death or the failure of the transplanted cells to remain in the transplant site. The transplant of cells in HyStem®-Rx may resolve these hurdles by localizing the transplanted cells in the intended location, and providing a three-dimensional form for the cells to rebuild normal tissue. HyStem®-Rx may have use in other emerging cell and tissue transplant therapies to treat osteoarthritis, brain tumors, stroke, bone fractures, and wounds.

"I have been following the development of the HyStem®-Rx hydrogel technology for some time,” said J. William Futrell, M.D., Clinical Professor of Surgery at the University of Pittsburg, Adjunct Professor of Bioengineering at Carnegie-Mellon University, and Past President of the American Association of Plastic Surgeons. “HyStem®-Rx has tremendous potential as a biocompatible, resorbable matrix for the delivery of adipose-derived stem cells in the repair of subcutaneous contour defects arising from trauma, oncologic resection, and congenital defects and may prove a most significant advancement in stem cell therapies. I look forward to monitoring the Company's progress toward a CE Mark for HyStem®-Rx and its ultimate clinical use in reconstructive surgical procedures."

The use of HyStem®-Rx as an implantable cell delivery matrix in humans will require approval by government agencies that regulate the use of medical devices. BioTime expects to invest approximately $1.2 million during the next 12 to 14 months on more advanced non-clinical development of HyStem®-Rx, including additional biocompatibility, safety, and toxicity testing, and the performance of manufacturing and assay validations, with the plan to subsequently design and conduct clinical trials and apply for regulatory approval to market HyStem®-Rx as a medical device in countries outside the United States during the following two-year period. BioTime believes that it may be possible to obtain regulatory approval within the European Union and all other countries that accept the CE Mark with a total expenditure of between $3 million and $5 million, depending on clinical trial requirements and results.

"HyStem®-Rx as a device for the delivery of cells presents us with an opportunity to develop a new medical product that may be brought to market in a relatively short time frame and at a cost far less than that of products involving approval of new cell therapies," said Michael D. West, Ph.D., President and Chief Executive Officer of BioTime. "When combined with our pipeline of novel cell therapies, HyStem®-Rx provides a strategy for building significant revenues in both the near and long term, as the more advanced cell-based therapies come into use.”

About BioTime, Inc.

BioTime, headquartered in Alameda, California, is a biotechnology company focused on regenerative medicine and blood plasma volume expanders. Its broad platform of stem cell technologies is developed through subsidiaries focused on specific fields of applications. BioTime develops and markets research products in the field of stem cells and regenerative medicine, including a wide array of proprietary ACTCellerate™ cell lines, culture media, and differentiation kits. BioTime's wholly owned subsidiary ES Cell International Pte Ltd (ESI) has produced clinical-grade human embryonic stem cell lines that were derived following principles of Good Manufacturing Practice and currently offers them for use in research. BioTime's therapeutic product development strategy is pursued through subsidiaries that focus on specific organ systems and related diseases for which there is a high unmet medical need. BioTime's majority owned subsidiary Cell Cure Neurosciences, Ltd. is developing therapeutic products derived from stem cells for the treatment of retinal and neural degenerative diseases. Cell Cure's minority shareholder Teva Pharmaceutical Industries has an option to clinically develop and commercialize Cell Cure's OpRegen™ retinal cell product for use in the treatment of age-related macular degeneration (AMD). BioTime's subsidiary OrthoCyte Corporation is developing therapeutic applications of stem cells to treat orthopedic disorders and HyStem® hydrogel products for medical use and research. Another subsidiary, OncoCyte Corporation, focuses on the therapeutic applications of stem cell technology in cancer. ReCyte Therapeutics, Inc. is developing applications of BioTime's proprietary iPS cell technology to reverse the developmental aging of human cells to treat cardiovascular and blood cell diseases. BioTime’s newest subsidiary, LifeMap Sciences, Inc., is developing an online database of the complex cell lineages arising from hES and iPS cells to guide basic research and to market BioTime’s research products. In addition to its stem cell products, BioTime develops blood plasma volume expanders, blood replacement solutions for hypothermic (low temperature) surgery, and technology for use in surgery, emergency trauma treatment and other applications. BioTime's lead product, Hextend®, is a blood plasma volume expander manufactured and distributed in the U.S. by Hospira, Inc. and in South Korea by CJ CheilJedang Corp. under exclusive licensing agreements. Additional information about BioTime, ReCyte Therapeutics, Cell Cure, OrthoCyte, OncoCyte, BioTime Asia, and ESI can be found on the web at www.biotimeinc.com.

Forward-Looking Statements

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for the company and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as "will," "believes," "plans," "anticipates," "expects," "estimates") should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the company's business, particularly those mentioned in the cautionary statements found in the company's Securities and Exchange Commission filings. The company disclaims any intent or obligation to update these forward-looking statements.

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CONTACT:
BioTime, Inc.
Judith Segall, 510-521-3390 ext. 301
jsegall@biotimemail.com